EXHIBIT 10.14

FOURTH AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (“Fourth Amendment”) is made and entered into as of the 4th day of June, 2004, by and among MTR GAMING GROUP, INC., a Delaware corporation (“MTRI”), MOUNTAINEER PARK, INC., a West Virginia corporation (“MPI”), SPEAKEASY GAMING OF LAS VEGAS, INC., a Nevada corporation (“SGLVI”), SPEAKEASY GAMING OF RENO, INC., a Nevada corporation (“SGRI”), PRESQUE ISLE DOWNS, INC., a Pennsylvania corporation (“PIDI”), SCIOTO DOWNS, INC., an Ohio corporation (“SDI”), successor by merger to RACING ACQUISITION, INC., an Ohio corporation and SPEAKEASY GAMING OF FREMONT, INC., a Nevada corporation (“SGFI” and together with MTRI, MPI, SGLVI, SGRI, PIDI and SDI, collectively referred to as the “Borrowers”), WELLS FARGO BANK, National Association, NATIONAL CITY BANK OF PENNSYLVANIA, BRANCH BANKING AND TRUST COMPANY and THE CIT GROUP/EQUIPMENT FINANCING, INC. (each individually a “Lender” and collectively the “Lenders”), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the “Swingline Lender”), WELLS FARGO BANK, National Association, as the issuer of letters of credit (in such capacity, together with it successors and assigns, the “L/C Issuer”), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the “Agent Bank” and, together with the Lenders, Swingline Lender and L/C Issuer collectively referred to as the “Banks”).

R E C I T A L S:

WHEREAS:

A.                                   MTRI, MPI, SGLVI, SGRI, PIDI and SDI, as borrowers, and Banks entered into a Third Amended and Restated Credit Agreement dated as of March 28, 2003, as amended by First Amendment to Amended and Restated Credit Agreement dated as of June 18, 2003, as further amended by Second Amendment to Amended and Restated Credit Agreement dated as of November 12, 2003 and as further amended by Third Amendment to Third Amended and Restated Credit Agreement dated as of February 25, 2004 (collectively, the “Existing Credit Agreement”) for the purpose of establishing a revolving line of credit in the principal amount of Fifty Million

Dollars ($50,000,000.00), including subfacilities for the funding of swingline advances and issuance of Letters of Credit.

B.                                     MTRI has or is about to create a new wholly-owned Unrestricted Subsidiary to be known as MTR-Harness, Inc., a Minnesota corporation (“MTR Harness”).  MTR Harness has proposed investing up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) for a fifty percent (50.0%) equity interest in North Metro Harness Initiative, LLC, a Minnesota limited liability company (“North Metro”) that has applied to the Minnesota Racing Commission for a license to own and operate a harness race tack and card club in Anoka County, Minnesota.

C.                                     The Borrower Consolidation has requested Banks to amend the Existing Credit Agreement for the purposes of: (i) amending Section 6.05 for the purpose of permitting the Borrower Consolidation to make Distributions to MTR Harness up to the aggregate amount of Ten Million Dollars ($10,000,000.00), and (ii) amending Section 6.08 for the purpose of permitting the Borrower Consolidation to make Investments in MTR Harness up to the aggregate amount of Ten Million Dollars ($10,000,000.00).

D.                                    Subject to the terms and conditions hereinafter set forth Requisite Lenders have approved the amendments requested as set forth above.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the amendments and modifications to the Existing Credit Agreement as specifically hereinafter provided as follows:

1.                                       Definitions.  As of the Effective Date, Section 1.01 of the Existing Credit Agreement entitled “Definitions” shall be and is hereby amended to include the following definitions.  Those terms which are currently defined by Section 1.01 of the Existing Credit Agreement and which are also defined below shall be superseded and restated by the applicable definition set forth below:

“Credit Agreement” shall mean the Existing Credit Agreement as amended by the Fourth Amendment, together with all Schedules, Exhibits and other attachments thereto, as it may be further amended, modified, extended, renewed or restated from time to time.

“Distributions” shall mean and collectively refer to any and all cash dividends on stock, loans, management fees, payments, advances or other distributions, fees or compensation of any kind or character whatsoever, other than within the Borrower Consolidation, but shall not include (i) consideration paid in the ordinary course of business for tangible and intangible assets in an arms length exchange for fair market value, (ii) trade payments made and other payments for liabilities incurred in the ordinary course of business, or (iii) compensation to officers, directors and employees of Borrowers in the ordinary course of business.  For the purpose of clarification, capital contributions, advances and other Investments made by the Borrower Consolidation in Unrestricted Subsidiaries shall constitute Distributions.

“Existing Credit Agreement” shall have the meaning set forth in Recital Paragraph A of the Fourth Amendment.

“Fourth Amendment” shall mean the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of June 4, 2004.

“Fourth Amendment Effective Date” shall mean June 4, 2004, subject to the satisfaction of each of the Conditions Precedent set forth in Paragraph 5 of the Fourth Amendment.

“MTR Harness” shall have the meaning set forth in Recital Paragraph B.

“North Metro” shall have the meaning set forth in Recital Paragraph B.

2.                                       Notice of Creation of MTR Harness as an Unrestricted Subsidiary, Nonrecourse Indebtedness and Stock Pledge.

a.                                       Banks do hereby acknowledge receipt of notice of the creation of MTR Harness as a wholly owned Unrestricted Subsidiary of MTRI and further acknowledge the description of the New Venture in which MTR Harness will hold a fifty percent (50.0%) equity interest has complied with the requirements of Section 5.27 of the Credit Agreement.

b.                                      No member of the Borrower Consolidation shall be directly or indirectly liable for any Indebtedness, contingent or otherwise, of MTR Harness or North Metro, other than MTRI’s commitment to make an Investment in MTR Harness in an aggregate amount up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

c.                                       MTRI shall execute and deliver to Timothy J. Henderson (“TJH”), as escrow holder, a duly executed Subsidiary Stock Pledge of the capital stock of MTR Harness, together with the original stock certificate evidencing MTRI’s one hundred percent (100%) ownership of MTR Harness to be held by TJH pending approval by the applicable Gaming Authorities.  Borrowers agree to use their best efforts to procure all necessary approvals to such Subsidiary Stock Pledge as soon as reasonably practical, but in any event within one hundred twenty (120) days of the Fourth Amendment Effective Date.

3.                                       Restatement of Section 6.05.  As of the Fourth Amendment Effective Date, Section 6.05 of the Existing Credit Agreement entitled “Restriction on Distributions” shall be and is hereby deleted in its entirety and the following is substituted as a full restatement thereof:

“Section 6.05.  Restriction on Distributions.  No member of the Borrower Consolidation shall make any Distributions, other than: (a) Distributions to other members of the Borrower Consolidation, (b) Distributions made in connection with Insider Cash Loans and Insider Non-Cash Loans, (c) Share Repurchases to the extent permitted by Section 6.08(i), and (d) Distributions to MTR Harness up to the maximum cumulative aggregate amount of Ten Million Dollars ($10,000,000.00).”

4.                                       Restatement of Section 6.08.  As of the Fourth Amendment Effective Date, Section 6.08 of the Existing Credit Agreement entitled “Investment Restrictions” shall be and is hereby deleted in its entirety and the following is substituted as a full restatement thereof:

“Section 6.08.  Investment Restrictions.  Other than Investments permitted hereinbelow or approved in writing by Requisite Lenders, the Borrower Consolidation shall not make any Investments (whether by way of loan, stock purchase, capital contribution, or otherwise) other than the following:

a.                                       Cash, Cash Equivalents and direct obligations of the United States Government;

b.                                      Prime commercial paper (AA rated or better);

c.                                       Certificates of Deposit or Repurchase Agreement issued by a commercial bank having capital surplus in excess of One Hundred Million Dollars ($100,000,000.00);

d.                                      Money market or other funds of nationally recognized institutions investing solely in obligations described in (a), (b) and (c) above;

e.                                       Insider Cash Loans not exceeding One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate during any Fiscal Year, provided that each of such Insider Cash Loans shall bear interest at a rate no less than the Prime Rate plus one percent (1.0%) per annum and shall in each instance be fully due and payable on or before two (2) years from the date such Insider Cash Loan is advanced by any member of the Borrower Consolidation;

f.                                         Insider Non-Cash Loans to the extent permitted by Law;

g.                                      the amounts owing to SGRI under the terms of the RRLLC Note and SGRI Loan Documents;

h.                                      Capital Expenditures to the extent permitted under Section 6.06;

i.                                          Share Repurchases up to the maximum cumulative aggregate amount of Thirty Million Dollars ($30,000,000.00) during the period commencing on the Closing Date and ending at Credit Facility Termination;

j.                                          New Venture Investments, exclusive of the acquisition of the Horseshoe Property as provided in subparagraph k below, but including, without limitation, the Scioto Merger and all Alternative Payments which may be made under the terms thereof following the Scioto Merger Effective Date, the exercise of the option to acquire the Green Shingle Property or any other Acquisition made in connection with the SDI Facility, the PIDI Facility or any New Venture, no greater than the cumulative maximum aggregate amount of Fifty Million Dollars ($50,000,000.00) through Credit Facility Termination, so long as:

(i)                                     in each instance the New Venture or assets acquired by such New Venture Investment is concurrently pledged as additional Collateral securing the Bank Facilities;

(ii)                                  each of the New Acquisition Certifications are made and delivered by Borrowers with respect to any real property to be added as Collateral; and

(iii)                               no Default or Event of Default shall have occurred and remains continuing;

k.                                       Acquisition of the Horseshoe Property pursuant to the terms of the HHLV Purchase Agreement and Joint Operating Agreement, so long as:

(i)                                     concurrently with the Horseshoe Acquisition Date and the effective date of the Joint Operating Agreement, SGFI’s right to all payments to be paid to SGFI under the Joint Operating Agreement, including, without limitation, the “Speakeasy’s Remittance Amounts,” as therein defined, be collaterally assigned to and a security interest perfected in favor of Agent Bank, on behalf of the Banks;

(ii)                                  Agent Bank is designated with SGFI as an additional loss payee and party insured pursuant to Section 7.02 of the Joint Operating Agreement, under the policies of insurance maintained pursuant to Section 7.01 of the Joint Operating Agreement; and

(iii)                               no Default or Event of Default shall have occurred and remains continuing;

l.                                          the Green Shingle Loan up to the maximum amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00), subject to compliance with the requirements of Section 3.21(c); and

m.                                    Investments made in MTR Harness up to the maximum cumulative aggregate amount of Ten Million Dollars ($10,000,000.00).”

5.                                       Conditions Precedent to Fourth Amendment Effective Date.  The occurrence of the Fourth Amendment Effective Date is subject to Agent Bank having received the following documents and payments, in each case in a form and substance reasonably satisfactory to Agent Bank, and the occurrence of each other condition precedent set forth below on or before June 9, 2004:

a.                                       due execution by Borrowers and Agent Bank of six (6) duplicate originals of this Fourth Amendment;

b.                                      organizational and corporate documentation of MTR Harness, consisting of:

(i)             a Certificate of Good Standing for MTR Harness issued by the Minnesota Secretary of State and dated within thirty (30) calendar days of the Fourth Amendment Effective Date;

(ii)          a copy of the articles of incorporation and by-laws of MTR Harness certified as of the Fourth Amendment Effective Date to be true, correct and complete by a duly Authorized Officer of the Borrowers; and

(iii)       Subsidiary Stock Pledge executed by MTRI pledging the capital stock of MTR Harness as additional Collateral under the Credit Agreement, together with the stock certificate evidencing MTRI’s ownership of such capital stock and a stock power executed in blank.

c.                                       reimbursement to Agent Bank by Borrowers for all reasonable fees and out-of-pocket expenses incurred by Agent Bank in connection with the Fourth Amendment, but not limited to, reasonable attorneys’ fees of Henderson & Morgan, LLC and all other like expenses remaining unpaid as of the Fourth Amendment Effective Date; and

d.                                      such other documents, instruments or conditions as may be reasonably required by Agent Bank.

6.                                       Representations of Borrowers.  Borrowers hereby represent to the Banks, which representations shall survive the Fourth Amendment Effective Date and be deemed incorporated into Article IV of the Credit Agreement, that:

a.                                       the representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the Fourth Amendment Effective Date in all material respects as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the

Credit Agreement or by any other Loan Document or which has been otherwise consented to by Agent Bank or, where applicable, the Requisite Lenders;

b.                                      since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change has occurred;

c.                                       no event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Credit Agreement; and

d.                                      the execution, delivery and performance of this Fourth Amendment has been duly authorized by all necessary action of Borrowers and this Fourth Amendment constitutes the valid, binding and enforceable obligation of Borrowers.

7.                                       Incorporation by Reference.  This Fourth Amendment shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

8.                                       Governing Law.  This Fourth Amendment to Credit Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

9.                                       Counterparts.  This Fourth Amendment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

10.                                 Continuance of Terms and Provisions.  All of the terms and provisions of the Credit Agreement shall remain unchanged except as specifically modified herein.

IN WITNESS WHEREOF, Borrowers and the Agent Bank (acting on behalf of the Lenders pursuant to Section 10.11 of the Credit Agreement) have executed this Fourth Amendment as of the day and year first above written.

BORROWERS:

MTR GAMING GROUP, INC.,
a Delaware corporation

By	/S/ Edson R. Arneault
Edson R. Arneault
President

MOUNTAINEER PARK, INC.,
a West Virginia corporation

By	/S/ Edson R. Arneault
Edson R. Arneault,
President

SPEAKEASY GAMING OF LAS VEGAS,
INC., a Nevada corporation

By	/S/ Edson R. Arneault
Edson R. Arneault,
President

SPEAKEASY GAMING OF RENO,
INC., a Nevada corporation

By	/S/ Edson R. Arneault
Edson R. Arneault,
President

PRESQUE ISLE DOWNS, INC.,
a Pennsylvania corporation

By	/S/ Edson R. Arneault
Edson R. Arneault,
President

AGENT BANK:

WELLS FARGO BANK,
National Association,
Agent Bank, on behalf of the Lenders,
Swingline Lender and L/C Issuer

By	/S/ Rochanne Hackett
Rochanne Hackett,
Vice President